Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Forms S-3 and S-8 (Nos. 33-51439 and 33-55581) and Form S-8 (Nos. 33-55585 and 33-57071) of SafeCard
Services, Incorporated, as amended and adopted by Ideon Group, Inc. and Form S-8 (No. 33-59247) and Forms S-3 and S-8 (No. 33-59249) of Ideon Group, Inc. of our report dated February 2, 1996, appearing on page 37 of this Form 10-K.



PRICE WATERHOUSE LLP
Tampa, Florida
March 15, 1996